Exhibit 99.7

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MARATHON BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON_________, 2025

The undersigned hereby appoints ________________with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of Marathon Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at Marathon Bank’s main office, 500 Scott Street, Wausau, Wisconsin 54403 at __:00 p.m., Central Time, on ________, 2025 as follows:

	FOR	AGAINST	ABSTAIN
1.

The approval of a Plan of Conversion and Reorganization, whereby Marathon MHC will convert and Marathon Bancorp, Inc. will reorganize from the mutual holding company structure to the stock holding company structure, including the merger of Marathon MHC with and into Marathon Bancorp, Inc. and an amendment to Marathon Bancorp, Inc.’s articles of incorporation as a result of the conversion, as more fully described in the attached proxy statement/prospectus; and

	☐	☐	☐

2.

The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Plan of Conversion and Reorganization.

	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSALS. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Marathon Bancorp, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Marathon Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy before a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from Marathon Bancorp, Inc. before the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated [Date of Proxy Statement].

Dated: _________________, ______	☐	Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER		PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER		SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope. Alternatively, you can vote by telephone or Internet today by following the below instructions.

Internet and telephone voting are quick and simple ways to vote and are available 24 hours a day, 7 days a week through 11:59 p.m., Central Time, on _____________, 2025.

If you vote by telephone or Internet, you DO NOT need to return your proxy card by mail.

VOTE BY INTERNET at                                 . Have your proxy card in hand when you access the website.

VOTE BY TELEPHONE at                       . Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at _______________________________.